UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2009

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 24, 2009, MediciNova, Inc. (“MediciNova”) issued a press release (the “Press Release”) containing a letter from Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova, to the Board of Directors of Avigen, Inc. (“Avigen”), whereby Dr. Iwaki asked the Board of Directors of Avigen (1) to provide the requested due diligence materials to MediciNova so that MediciNova could refine and improve the terms of its offer for a proposed merger with Avigen; (2) to direct Avigen’s financial advisor to withhold delivering any future “inadequacy” opinions regarding MediciNova’s proposed offer until after MediciNova has provided its final proposal; and (3) to direct Avigen’s management to provide MediciNova a 10-day period to review the requested due diligence materials and to not enter into a merger agreement with another party during such period. Attached as Exhibit 99.1 hereto is a copy of the Press Release.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated March 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: March 24, 2009	By:	/s/ Shintaro Asako
	Name:	Shintaro Asako
	Title:	Chief Financial Officer

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